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                                                                  EXHIBIT 4.5


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                               SECURITY AGREEMENT

                                     between

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                          not individually, but solely

                           as Owner Trustee under the
                       Wackenhut Corrections Trust 1997-1

                       NATIONSBANK, NATIONAL ASSOCIATION,
                    as Agent for the Lenders and the Holders

                            Dated as of June 19, 1997

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                               SECURITY AGREEMENT

         This SECURITY AGREEMENT, dated as of June 19, 1997 (as amended, supplemented or otherwise modified from time to time, this "Security Agreement"), is made between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1 (the "Borrower"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association ("NationsBank"), as agent for itself, the Administrative Agent, the Lenders and the Holders (in such capacity, the "Agent").

                              Preliminary Statement

         Pursuant to the Credit Agreement dated as of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, NationsBank, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and the financial institutions from time to time parties thereto (the "Lenders"), the Lenders have severally agreed to make Loans to the Borrower in an aggregate amount not to exceed the aggregate Commitments (as defined in the Participation Agreement) upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower under the Credit Agreement.

         Pursuant to the Trust Agreement dated as of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the "Trust Agreement"), by and among First Security Bank, National Association, individually and as Owner Trustee, and the financial institutions from time to time parties thereto (the "Holders"), the Holders have severally agreed to make Holder Fundings in an aggregate amount not to exceed the aggregate Holder Commitments (as defined in the Participation Agreement).

         The Borrower is, or shall be upon the date of the initial Advance with respect thereto, the legal and beneficial owner of each Property.

         It is a condition, among others, to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement, and the obligation of the Holders to make Holder Fundings under the Trust Agreement, that the Borrower shall have executed and delivered this Security Agreement to the Agent, for the benefit of the Lenders and the Holders.



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         NOW, THEREFORE, in consideration of the premises and to induce the
Lenders to make their respective Loans under the Credit Agreement, and to induce the Holders to make their respective Holder Fundings under the Trust Agreement, the Borrower hereby agrees with the Agent, for the benefit of the Lenders and the Holders, as follows:

         1. Definitions. (a) As used herein, the following terms shall have the following respective meanings:

                  "Accounts" shall mean all "accounts", as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Borrower, including without limitation (a) all accounts receivable, other receivables, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Borrower, whether arising out of goods sold or leased or services rendered by it or from any other transaction (including without limitation any such obligations which may be characterized as an account under the Uniform Commercial Code), (b) all of the Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of the Borrower's rights to any goods represented by any of the foregoing (including without limitation unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to the Borrower under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by the Borrower (whether or not yet earned by performance on the part of Borrower) now or hereafter in existence, including without limitation the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Chattel Paper" shall mean any and all "chattel paper", as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Borrower, wherever located.

                  "Contracts" shall mean any and all "contracts", as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Borrower, including without limitation all contracts, undertakings, or agreements in or under which Borrower may now or hereafter have any right, title or interest, including without limitation any
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         agreements relating to the terms of payment or the terms of performance of any Account.

                  "Documents" shall mean any and all "documents", as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Borrower, wherever located.

                  "Instruments" shall mean any and all "instruments", as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by the Borrower, wherever located, including without limitation all certificated securities, all certificates of deposit, and all notes and other evidences of Indebtedness.

                  "Obligations" shall mean any and all obligations of the Borrower, now existing or hereafter arising under the Credit Agreement, the Notes or any other Operative Agreement.

                  (b) Capitalized terms used but not otherwise defined in this Security Agreement shall have the respective meanings specified in the Credit Agreement or Appendix A to the Participation Agreement (as defined in the Credit Agreement).

         2. Grant of Security Interest. To secure payment of all the amounts advanced under the Credit Agreement, the Notes, the Trust Agreement and the Certificates, and all other amounts now or hereafter owing to the Agent, the Lenders, the Administrative Agent or the Holders thereunder or under any other Operative Agreement, THE BORROWER HEREBY CONVEYS, GRANTS, ASSIGNS, TRANSFERS, HYPOTHECATES, MORTGAGES AND SETS OVER TO THE AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS AND THE HOLDERS), A FIRST PRIORITY SECURITY INTEREST IN AND LIEN ON THE TRUST ESTATE AND THE FOLLOWING (AS A PART THEREOF OR IN ADDITION THERETO):

                           (A) all right, title and interest of the Borrower in
                  and to the Operative Agreements now existing or hereafter acquired by the Borrower (including without limitation all rights to payment and indemnity rights of the Borrower under the Participation Agreement) (all of the foregoing in this paragraph (A) being referred to as the "Rights in Operative Agreements");

                           (B) all right, title and interest of the Borrower in
                  and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments,

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                  components, parts and accessories) currently owned or
                  subsequently acquired by the Borrower and now or subsequently attached to, or contained in, comprising a portion of or used or usable in any way in connection with the Property, including but without limiting the generality of the foregoing, all equipment referred to in the Appraisals and the Equipment Schedules pursuant to the Lease or the Participation Agreement, all computer hardware, and all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), telephones, communication systems (including without limitation satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, conveyers, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph
                  (B) being referred to as the "Borrower's Equipment");

                           (C) all right, title and interest of the Borrower in
                  and to all of the fixtures, furnishings and fittings of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Borrower and now or subsequently attached to, or contained in or used or usable in any way in connection with any of the Property (all of the foregoing in this paragraph (C) being referred to as the "Fixtures"; all Land, Fixtures and Borrower's Equipment being collectively referred to herein as the "Property");

                           (D) all estate, right, title, claim or demand
                  whatsoever of the Borrower, in possession or expectancy, in and to the Property or any part thereof;

                           (E) all right, title and interest of the Borrower in
                  and to all substitutes, modifications and replacements of, and all additions, accessions and improvements to, the Fixtures and Borrower's Equipment, subsequently acquired by the Borrower or constructed, assembled or placed by the Borrower on the Land, immediately upon such acquisition, release,


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                  construction, assembling or placement, and in each such
                  case, without any further conveyance, assignment or other act by the Borrower;

                           (F) all right, title and interest of the Borrower in,
                  to and under all patents, trade names, trade marks, logos, copyrights, applications for patents, trademarks and copyrights, licenses, software, good will and books and records relating to or used in connection with the operation of the Property or any part thereof; all general intangibles now existing or hereafter arising; all rights to the payment of money or property; and all rights in and to any causes of action or choses in action now or hereafter existing in favor of the Borrower and all rights to any recoveries therefrom;

                           (G) all right, title and interest of the Borrower in
                  and to all unearned premiums under insurance policies now or subsequently obtained by the Lessee relating to the Property and the Borrower's interest in and to all proceeds of any such insurance policies, including without limitation the right to collect and receive such proceeds; and all awards and other compensation, including without limitation the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Property for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement or other right therein;

                           (H) all right, title and interest of the Borrower in
                  and to (i) all consents, licenses, certificates and other governmental approvals relating to construction, completion, use or operation of the Property or any part thereof and (ii) all Plans and Specifications relating to the Property;

                           (I) the Lease, and all Rent and all other rents,
                  payments, purchase prices, receipts, revenues, issues and profits payable under the Lease or pursuant to any other lease (or guaranty thereof) with respect to the Property;

                           (J) all Instruments and Documents;

                           (K) all Contracts;

                           (L) all Chattel Paper (including without
                  limitation all rights under the Lease);


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                           (M) all money, cash or cash equivalent and bank
                  accounts;

                           (N) all Accounts;

                           (O) all proceeds of any operating agreements and
                  other agreements with any governmental authority relating to the Property; and

                           (P) all proceeds, both cash and noncash, of any
                  of the foregoing.

         (All of the foregoing property and rights and interests now owned or held or subsequently acquired by the Borrower and described in the foregoing clauses (A) through (P) are collectively referred to as the "Trust Property").

         TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto the Agent, its successors and assigns for the uses and purposes set forth, until all of the obligations of the Borrower under the Operative Agreements are paid in full; provided, that EXCLUDED from the Trust Property at all times and in all respects shall be all Excepted Payments.

         3. Payment of Obligations. The Borrower shall pay all Obligations in accordance with the terms of the Credit Agreement, the Notes and the other Operative Agreements and perform each term to be performed by it under the Credit Agreement, the Notes and the other Operative Agreements.

         4. Other Covenants. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Security Agreement and the rights and powers granted by this Security Agreement. In addition, the Borrower will execute and deliver the Mortgage Instruments with respect to each Property.

         5. Default; Remedies. (a) If a Credit Agreement Event of Default has occurred and is continuing:

                           (i) the Agent, in addition to all other remedies
                  available at law or in equity, shall have the right forthwith to enter upon the Land (or any other place where the Property is located at such time) without charge, and take possession of all or any portion of the Trust Property, and to re-let or sell the Trust Property and receive the rents, issues and profits


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                  thereof, to make repairs and to apply said rentals and
                  profits, after payment of all necessary or proper charges and expenses, on account of the amounts hereby secured; and

                             (ii) the Agent, shall, as a matter of right, be
                  entitled to the appointment of a receiver for the Trust Property, and the Borrower hereby consents to such appointment and waives notice of any application therefor.

                  (b) If an Event of Default has occurred and is continuing, the Agent may proceed by an action at law, suit in equity or other appropriate proceeding, to protect and enforce its rights, whether for the foreclosure of the Lien of this Security Agreement, or for the specific performance of any agreement contained herein or for an injunction against the violation of any of the terms hereof. The proceeds of any sale of any of the Trust Property shall be applied pursuant to Section 8 of the Credit Agreement. In addition, the Agent may proceed under Section 11 hereof.

                  (c) The Borrower hereby waives the benefit of all appraisal, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Trust Property or any portion thereof or interest therein.

         6. Remedies Not Exclusive. The Agent shall be entitled to enforce payment of the indebtedness and performance of the Obligations and to exercise all rights and powers under this Security Agreement or under any of the other Operative Agreements or other agreement or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, Lien, assignment or otherwise. Neither the acceptance of this Security Agreement nor its enforcement, shall prejudice or in any manner affect the Agent's right to realize upon or enforce any other security now or hereafter held by the Administrative Agent, it being agreed that the Agent shall be entitled to enforce this Security Agreement and any other security now or hereafter held by the Agent in such order and manner as the Agent may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Agent is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Agreements to the Agent or the Administrative Agent or to which


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it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Agent or the Administrative Agent. In no event shall the Agent, in the exercise of the remedies provided in this Security Agreement (including without limitation in connection with the assignment of Rents to the Agent, or the appointment of a receiver and the entry of such receiver onto all or any part of the Land), be deemed a "mortgagee in possession" or a "pledgee in possession", and the Agent shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

         7. Performance by the Agent of the Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7, together with interest thereon at a rate per annum equal to the Overdue Rate, from the date of payment by the Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Agent on demand and constitutes part of the Obligations secured hereby.

         8. Duty of the Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of any Trust Property in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender, any Holder nor any of their respective directors, officers, employees, shareholders, partners or agents shall be liable for failure to demand, collect or realize upon any of the Trust Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Trust Property upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Trust Property or any part thereof.

         9. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Lien created hereby is released.

         10. Execution of Financing Statements. Pursuant to Section 9-402 of the Uniform Commercial Code, the Borrower authorizes the Agent at the sole expense of the Borrower to file financing statements with respect to the Security Agreement without the signature of the Borrower in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the


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security interests of the Agent under this Security Agreement. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         11. Security Agreement Under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Security Agreement shall constitute a security agreement within the meaning of the Uniform Commercial Code of the States in which the Trust Property is located. If an Event of Default shall occur, then in addition to having any other right or remedy available at law or in equity, the Agent may proceed under the applicable Uniform Commercial Code and exercise such rights and remedies as may be provided to a secured party by such Uniform Commercial Code with respect to all or any portion of the Trust Property which is personal property (including without limitation taking possession of and selling such property). If the Agent shall elect to proceed under the Uniform Commercial Code, then fifteen days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Agent shall include, but not be limited to, attorneys' fees and legal expenses. At the Agent's request, the Borrower shall assemble the personal property and make it available to the Agent at a place designated by the Agent which is reasonably convenient to both parties.

                  (b) The Borrower, upon request by the Agent from time to time, shall execute, acknowledge and deliver to the Agent one or more separate security agreements, in form satisfactory to the Agent, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as the Agent may request in order to perfect, preserve, maintain, continue or extend the security interest under, and the priority of the Liens granted by, this Security Agreement and such security instrument. The Borrower further agrees to pay to the Agent (with funds provided by the Lessee for such purpose) on demand all costs and expenses incurred by the Agent in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements the Agent shall reasonably require. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of the Agent to proceed against any personal property encumbered by this Security Agreement as real property, as set forth above.


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         12.      Authority of Agent. The Borrower acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time, but the Agent shall be conclusively presumed to be acting as agent for the Lenders and the Holders with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

         13. Notices. All notices, requests and demands to or upon the Agent or the Borrower to be effective shall be in writing (or by telecopy or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (ii) if by telecopy or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

                  If to the Agent:

                        NationsBank, National Association
                        100 Southeast 2nd Street
                        FL7-950-14-02
                        Miami, Florida 33131
                        Attention: Maria Conroy
                        Telephone No.: (305) 533-2428
                        Telecopy No.:  (305) 533-2437

                  If to the Borrower:

                        First Security Bank, National Association
                        79 South Main Street
                        Salt Lake City, Utah 84111
                        Attention:  Mr. Val T. Orton
                        Telephone No.: (801) 246-5630
                        Telecopy No.:  (801) 246-5053

The Agent and the Borrower may change their addresses and transmission numbers for notices by notice in the manner provided in this Section 13.

         14. Severability. Any provision of this Security Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.


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         15.      Amendment in Writing; No Waivers; Cumulative Remedies.
(a) None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Agent in accordance with the terms of the Credit Agreement.

                  (b) No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         16. Section Headings. The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         17. Successors and Assigns. This Security Agreement shall be binding upon the successors of the Borrower, and the Borrower shall not assign any of its rights or obligations hereunder or with respect to any of the Trust Property without the prior written consent of the Agent. This Security Agreement shall inure to the benefit of the Agent, the Lenders, the Holders and their respective successors and assigns.

         18. Borrower's Waiver of Rights. Except as otherwise set forth herein, to the fullest extent permitted by law, the Borrower waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisal before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. Except as otherwise set forth herein, to the fullest extent the Borrower may do so, the Borrower agrees that the Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Security Agreement before exercising any other remedy granted hereunder and the


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Borrower, for the Borrower and its successors and assigns, and for any and all
Persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Obligations and marshaling in the event of foreclosure of the Liens hereby created.

         19.      GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

         20. Obligations Are Without Recourse. Anything to the contrary contained in this Security Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, neither the Borrower nor the Holders nor any officer, director, partner or shareholder of any thereof, nor any of the Borrower's successors or assigns (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement, including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Security Agreement or any of the other Operative Agreements. The Agent, on behalf of itself and the Lenders, agrees that, in the event any of them pursues any remedies available to them under the Credit Agreement, the Notes, this Security Agreement, or under any other Operative Agreement, neither the Agent nor the Lenders shall have any recourse against the Borrower, nor any Exculpated Person, for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom, and recourse shall be had solely and exclusively against the Trust Estate or the Lessee; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate in respect of any and all liabilities, obligations and undertakings contained in this Security Agreement, the Credit Agreement, the Notes or in any other Operative Agreement. Notwithstanding the provisions of this paragraph, nothing in this Security Agreement, the Credit Agreement, the Notes or any other Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or arising under this Security Agreement or the Credit Agreement or secured by this Security Agreement, but the same shall continue until paid or discharged; (ii) relieve the Borrower from liability and responsibility for (but only to the extent of the damages arising by reason of): (a) active waste knowingly committed by the Borrower with respect to any of the Properties or (b) any fraud on the part of the Borrower or any


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such Exculpated Person; (iii) relieve the Borrower from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over): (a) misappropriation or misapplication by the Borrower (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation awards paid or delivered to the Borrower by any Person other than the Administrative Agent; (b) any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Borrower; or (c) any rents or other income received by the Borrower from the Lessee that is not turned over to the Administrative Agent in accordance with the Operative Agreements; or (iv) affect or in any way limit the Agent's rights and remedies hereunder with respect to the Rents and rights and powers of the Administrative Agent assigned under the Operative Agreements or to obtain a judgment against the Borrower (provided, that no deficiency judgment or other money judgment shall be enforced against the Borrower or any Exculpated Person except to the extent of the Borrower's interest in the Trust Estate or to the extent the Borrower may be liable as otherwise contemplated in clauses (ii) and (iii) of this Section 20).

         21. Partial Release; Full Release. The Agent may release for such consideration as it may require any portion of the Trust Property without (as to the remainder of the Trust Property) in any way impairing or affecting the Lien, security interest and priority herein provided for the Agent compared to any other Lien holder or secured party. Further, upon receipt by the Borrower of the Purchase Option Price or the Termination Value and payment to the Lenders or the Holders (as the case may be) of all principal and interest due on the Loans, all Holder Fundings and Holder Yield, and all other Obligations with respect to any Property or all Properties encumbered by this Security Agreement, the Agent shall execute and deliver to the Borrower such documents and instruments as may be required to release the Lien and security interest created by this Security Agreement with respect to such Property or all Properties, as the case may be.

         22. Miscellaneous. (a) This Security Agreement is one of the documents which create Liens and security interests that secure payment and performance of the Obligations. The Agent, at its election, may commence or consolidate in a single action all proceedings to realize upon all such Liens and security interests. The Borrower hereby waives (i) any objections to the commencement or continuation of an action to foreclose the Lien of this Security Agreement or exercise of any other remedies hereunder based on any action being prosecuted or any judgment entered with respect to the Obligations or any Liens or security interests that secure payment and performance of the Obligations and
(ii) any objections to the commencement of, continuation of,


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or entry of a judgment in any such other action based on any action or judgment connected to this Security Agreement. In case of a foreclosure sale, the Trust Property may be sold, at the Agent's election, in one parcel or in more than one parcel and the Agent is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

                  (b) Except as provided in the Operative Agreements, the Agent, with the express written consent of the Borrower, may at any time or from time to time renew or extend this Security Agreement, or alter or modify the same in any way. In addition, except as provided in the Operative Agreements, the Agent may waive any of the terms, covenants or conditions hereof in whole or in part, or release any portion of the Trust Property or any other security, or grant such extensions and indulgences in relation to the Obligations secured hereby as the Agent may determine, in each case without the consent of the Borrower or any other Person and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the Lien hereof on any part of the Trust Property.

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




         IN WITNESS WHEREOF, the undersigned has caused the Security Agreement to be duly executed and delivered as of the date first above written.

                                              FIRST SECURITY BANK, NATIONAL
                                              ASSOCIATION, not individually, but
                                              solely as Owner Trustee under the
                                              Wackenhut Corrections Trust 1997-1

                                              By:
                                                 -------------------------------
                                              Name:  Val T. Orton
                                              Title: Vice President

                                              NATIONSBANK, NATIONAL ASSOCIATION,
                                              as Agent for the Lenders and the
                                              Holders

                                              By:-------------------------------
                                              Name:  Maria Conroy
                                              Title: Senior Vice President




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